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                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We have issued our report dated December 22, 2003, accompanying the consolidated financial statements and schedule of Robotic Vision Systems, Inc. and subsidiaries contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Boston, Massachusetts
August 19, 2004